Exhibit 1.01
Teleflex Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2014

This Conflict Minerals Report of Teleflex Incorporated (herein referred to as “we,” “us,” “our,” “Teleflex” or the “Company”) for the year ended December 31, 2014 is provided pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). This report is not audited.

In this report, the term “3TG” is used to refer to cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

The information contained in any website referenced herein is not incorporated by reference into this report.

1.	Company Overview

Teleflex is a global provider of medical technology products that enhance clinical benefits, improve patient and provider safety and reduce total procedural costs. We primarily design, develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures in critical care and surgical applications. We market and sell our products to hospitals and healthcare providers worldwide through a combination of our direct sales force and distributors. We manufacture our products at 26 manufacturing sites, with major manufacturing operations located in the Czech Republic, Germany, Malaysia, Mexico and the United States.

2.	Supply Chain Overview

Materials used in the manufacture of our products are purchased from a large number of suppliers in diverse geographic locations. Teleflex, as a purchaser, is several steps removed in the supply chain from the actual mining of and processing of minerals used in the components for our products. As our supply chain is complex, Teleflex relies upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from suppliers in earlier stages of the supply chain. A large number of our suppliers and their suppliers are private companies or international companies which are not subject to SEC regulations; therefore, obtaining information related to this Rule is subject to those companies cooperation.

3.	Due Diligence Program

Design

Our due diligence processes and efforts are designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2nd Edition) and the related supplements for gold and for tin, tantalum and tungsten. The following is a discussion of the measures undertaken by Teleflex for the reporting year covered by this report:

Establish Company Management Systems

We adopted a Conflict Minerals Policy in 2014 that addresses procedures, reporting systems and necessary diligence to comply with Rule 13p-1. Our policy is posted under the “About Us - Suppliers” section of our website at www.teleflex.com and is attached as Appendix A to this Report.

We have established a management system for complying with the applicable rules. Our management system includes a Conflict Minerals Steering Committee led by certain members of senior management and a team of subject matter experts from relevant functions such as purchasing, manufacturing and engineering. The team of subject matter experts is responsible for implementing our conflict minerals due diligence process. Senior management is briefed about the results of our due diligence efforts on a regular basis. At least twice per year, senior management updates the Audit Committee of our Board of Directors with respect to our due diligence process and compliance obligations. Additionally, we have developed protocols for communication with suppliers and have established record keeping procedures to ensure the retaining of relevant documentation.

Identify and Assess Risk in the Supply Chain

In 2014, we reviewed each of the products that we manufacture or contract to manufacture to identify the potential presence of 3TG. This review consisted of activities such as, examining bills of material using scanner technology (which analyzes the element composition of certain of our products), and in some cases contacting our suppliers for additional information regarding product content. Based on the results of that review, we determined that 3TG is or may be contained in certain of our products, primarily in electronics and certain plastics and surgical instruments.

We identified 430 suppliers that directly provide us with products or components containing or potentially containing 3TG. We directed inquiries to those suppliers using the template developed jointly by the companies of the Conflict Free Sourcing Initiative (“CFSI”). If a supplier did not respond to our request within the requested timeframe, we followed up with the supplier via phone or email. We also engaged a third party to assist us with the administration of the inquiry process and follow-up efforts.

Among the suppliers we contacted, 259 replied to our information requests. Of those that responded:

•	143 indicated that their products do not contain 3TG.

•	29 indicated that 3TG is present in certain of their products or materials, but provided insufficient information to enable us to identify the smelters from which the 3TG originated.

•
87 indicated that 3TG is present in certain of their products or materials, but did not provide specific information as to the origin of the products and materials containing 3TG that they supply to us. Rather, they merely advised us as to the smelters from which 3TG used in any of their products or materials originated (whether or not the 3TG originating with a particular smelter was included in the specific products or materials they supplied to us).

Additionally, in some cases our suppliers provided ambiguous information that rendered us unable to determine whether identified entities in earlier stages of the supply chain included smelters.

Based on our the diligence efforts described above, we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products or whether the 3TG minerals in our products are from recycled or scrap sources. However, with respect to smelters identified by a supplier as the source of 3TG used in any of their products or materials, we checked to determine if the smelter was included in the CFSI list of smelters or refiners that are compliant with its Conflict-Free Smelter Program assessment protocols (referred to below as the “CFSP Compliant”).

Appendix B contains a listing of those smelters identified by our suppliers that are listed as CFSP Compliant by CFSI (which may include smelters from which 3TG used in our products did not originate). As noted above, our suppliers only provided information as to the smelters from which 3TG used in any of their products or materials originated (whether or not the 3TG originating with a particular smelter was included in the products or material supplied to us). Therefore, we do not have sufficient information to determine if our products contained 3TG that originated from a smelter that was not CFSP Compliant.

Design and Implement a Strategy to Respond to Risks

We intend to continue to engage with our suppliers to improve the completeness and accuracy of the information provided to us in order to mitigate the risk that the necessary Conflict Minerals in products we manufacture or contract to manufacture finance or benefit armed groups.

Carry out an Independent Third-Party Audit of Refiner’s Due Diligence Practices

Because we do not source directly from processing facilities, we rely on the publicly-available results of the CFSI third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

Report on Supply Chain Due Diligence

We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available under the “Investors – SEC Filings” section of our website at www.teleflex.com.

4.	Limitations on Our Due Diligence Efforts

We are a downstream purchaser of parts and components. As a result, we do not have data relating to the original sources of materials necessary to the functionality or manufacture of our products. We must rely on our suppliers who, in turn, must rely on their upstream suppliers in the supply chain to obtain necessary information. Information supplied by various entities in the supply chain may be inaccurate or incomplete. Moreover, as this is the second year in which the Rule is operative, we continue to encounter supplier unfamiliarity with the data gathering process required by the Rule, which we believe has delayed the provision of information and may increase the risks that information provided will be inaccurate or incomplete.

5.	2015 Program

In the next compliance period, Teleflex will continue to work with our direct suppliers to obtain more information regarding the sources of 3TG used in their products and materials. Specifically, we intend to improve our supplier communication through more frequent contact and follow up in an attempt to increase our suppliers’ response rate and obtain further information that would enable us to identify the mines or smelters from which the 3TG contained in the specific products and materials provided by our suppliers is sourced.

Appendix A
Teleflex Conflict Minerals Policy Statement
On August 22, 2012, the U.S. Securities and Exchange Commission (SEC) adopted a final rule to implement reporting and disclosure related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rule requires manufacturers who are SEC filers to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

Conflict minerals refer to tin, tantalum, tungsten and gold (commonly referred to as “3TG”), regardless of where they are sourced, processed or sold. The final rule is intended in part to bring greater supply chain transparency to the use of such minerals originating from the Democratic Republic of Congo and adjoining countries in an effort to help end the violent conflict which has been financed, in part, by the exploitation and trade of conflict minerals.

Tin, tungsten, tantalum and gold are essential in the manufacture of a variety of electronic and medical devices and other products, including some of Teleflex’s products. Teleflex is committed to institute procedures and reporting systems, and to conduct the necessary diligence to comply with the final rule.

Specifically, we are:

1.
using a documented reasonable due diligence process, which conforms to the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, and are working closely with our suppliers to determine the presence of 3TG in our supply chain.

2.	taking steps to determine the use, country of origin and chain of custody of 3TG minerals in our global product portfolio

3.	committed to improve, over time, the ability to track and trace conflict minerals in our supply chain.
Teleflex sources from numerous suppliers and, a large number of our suppliers and their suppliers are private companies or international companies which are not subject to SEC regulations; therefore, Teleflex must rely on the cooperation of its suppliers in the implementation of this policy and in enabling Teleflex to meet its SEC disclosure and reporting obligations on a timely basis. Teleflex expects its suppliers to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.

Suppliers and other external parties are encouraged to contact us at conflict.minerals@teleflex.com if they wish to seek guidance on this policy or if they wish to report concerns.

Appendix B

Metal	Smelter Name	Smelter Location
Gold	Western Australian Mint	Australia
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Umicore Brasil Ltda	Brazil
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Johnson Matthey Ltd	Canada
Gold	Royal Canadian Mint	Canada
Gold	Aurubis AG	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Chimet S.p.A.	Italy
Gold	Asahi Pretec Corporation	Japan
Gold	Dowa	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Argor-Heraeus SA	Switzerland
Gold	Metalor Technologies SA	Switzerland
Gold	PAMP SA	Switzerland
Gold	Valcambi SA	Switzerland
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey

Gold	Johnson Matthey Inc	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	Materion	United States
Gold	Metalor USA Refining Corporation	United States
Gold	Ohio Precious Metals, LLC	United States
Gold	United Precious Metal Refining, Inc.	United States
Gold	Yunnan Copper Industry Co Ltd	China
Gold	China National Gold Group Corporation	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Bauer Walser AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Doduco	Germany
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Chugai Mining	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Do Sung Corporation	Korea, Republic Of
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Korea Metal Co. Ltd	Korea, Republic Of

Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SAMWON METALS Corp.	Korea, Republic Of
Gold	Torecom	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Caridad	Mexico
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Schone Edelmetaal	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Boliden AB	Sweden
Gold	Cendres + Métaux SA	Switzerland
Gold	PX Précinox SA	Switzerland
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Advanced Chemical Company	United States
Gold	Colt Refining	United States
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba	Kazakhstan
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Exotech Inc.	United States
Tantalum	Hi-Temp	United States
Tantalum	QuantumClean	United States
Tantalum	Telex	United States
Tantalum	KEMET Blue Powder	United States
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	KEMET Blue Metals	Mexico
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
TinTin	OMSA	Bolivia
Tin	Mineração Taboca S.A.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	CV United Smelting	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia

Tin	PT DS Jaya Abadi	Indonesia
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	Thaisarco	Thailand
Tin	Alpha	United States
Tin	Metallo Chimique	Belgium
Tin	EM Vinto	Bolivia
Tin	Cooper Santa	Brazil
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Soft Metais, Ltda.	Brazil
Tin	Melt Metais e Ligas S/A	Brazil
Tin	China Rare Metal Materials Company	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Linwu Xianggui Smelter Co	China
Tin	China Tin Group Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	Dowa	Japan
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Rui Da Hung	Taiwan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Wolfram Company CJSC	Russian Federation

Tungsten	Kennametal Huntsville	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Viet Nam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam